UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2024

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

(Exact Name of Registrant as Specified in Charter)

Nevada	333-252500	61-1948707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1002, Block 2, No.5, Annex 5, No.188,
Beizhan East Road, Shapingba District, Chongqing, China	400030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 15016720830

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Future Business Plans

The Chief Executive Officer of YCQH Agricultural Technology Co., Ltd. (the “Company”), YIN Yixuan (“Ms. Yin”), has outlined a strategic vision for the Company’s potential expansion into new industries in 2025. Her strategy includes potential expansions into the hotel and cinema industries, as well as exploring opportunities in the green energy and automotive sectors.

Ms. Yin has personally reached agreements of intent with a GIORGIO MORANDI hotel management company and multiple private cinema operators, all based in the People’s Republic of China. These agreements reflect her intention to propose potential mergers or acquisitions of certain hotels and cinemas. The agreements of intent are preliminary in nature, and no formal contracts or definitive commitments have been executed by the Company at this time. Ms. Yin has submitted the proposed plan for these potential mergers and acquisitions to the Board of Directors (the “Board”) for consideration. As of the date of this report, the Board has not adopted any resolutions or granted approvals to proceed with any merger or acquisition.

Additionally, Ms. Yin expects to guide the Company toward entering the green energy market in the future. Ms. Yin is evaluating business opportunities in automotive-related fields, such as automotive lubricants and renewable energy fuels. As of the date of this report, no agreements or binding commitments have been reached regarding this initiative. Any detailed plans or proposals arising from these explorations will be subject to evaluation and approval by the Board.

The Company will provide additional information as these plans develop and if any formal agreements are reached.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this Current Report on Form 8-K. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the Company’s ability to execute its proposed business plans; its capacity to negotiate and finalize formal agreements for mergers, acquisitions, or other strategic partnerships; and the impact of market conditions, geopolitical factors, or regulatory changes on the Company’s operations.

Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause the Company’s actual results to differ materially from the results anticipated by the Company’s forward-looking statements is included in the reports the Company has filed with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company assumes no obligation to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YCQH Agricultural Technology Co., Ltd.

Dated: December 9, 2024	By:	/s/ Yin Yixuan
	Name:	YIN Yixuan
	Title:	Chief Executive Officer